                  Exhibit 15--Letter Re: Unaudited Interim Financial Information



To the Shareholders and Board of Directors of Goodrich Corporation

We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated November 7, 2003, relating to the unaudited condensed consolidated interim financial statements of Goodrich Corporation and subsidiaries which are included in its Form 10-Q for the quarter ended September 30, 2003:

Registration
  Number            Description of Registration Statement                         Filing Date
------------        -------------------------------------                         -----------
  33-20421          The B.F.Goodrich Company Key Employees'                       March 1, 1988
                    Stock Option Plan - Form S-8

  33-49052          The B.F.Goodrich Company Key Employees'                       June 26, 1992
                    Stock Option Plan - Form S-8

  333-03293         The B.F.Goodrich Company                                      May 8, 1996
                    Stock Option Plan - Form S-8

  333-19697         The B.F.Goodrich Company Savings                              January 13, 1997
                    Benefit Restoration Plan - Form S-8

  333-53877         Pretax Savings Plan for the Salaried Employees                May 29, 1998
                    of Rohr, Inc. (Restated 1994) and Rohr, Inc. Savings
                    Plan for Employees Covered by Collective Bargaining
                    Agreements (Restated 1994) - Form S-8

  333-53879         Directors' Deferred Compensation Plan - Form S-8              May 29, 1998

  333-53881         Rohr, Inc. 1982 Stock Option Plan,                            May 29, 1998
                    Rohr, Inc. 1989 Stock Incentive Plan and
                    Rohr, Inc. 1995 Stock Incentive Plan - Form S-8

  333-76297         Coltec Industries Inc. 1992 Stock Option Plan                 April 14, 1999
                    Coltec Industries Inc. 1994 Stock Option Plan for
                    Outside Directors - Form S-8

  333-77023         The B.F.Goodrich Company Stock Option                         April 26, 1999
                    Plan - Form S-8

  333-60210         The B.F.Goodrich Company Stock Option                         May 4, 2001
                    Plan - Form S-8

  333-60208         The B.F.Goodrich Company Employee                             May 4, 2001
                    Stock Purchase Plan - Form S-8

  333-98165         Shelf Registration for Debt Securities, Series Preferred      August 15, 2002
                    Stock, Common Stock, Stock Purchase Contracts and
                    Stock Purchase Units - Form S-3

  333-107866        Goodrich Corporation Employees' Savings                       August 12, 2003
                    Plan - Form S-8

  333-107867        Goodrich Corporation Wage Employees' Savings                  August 12, 2003
                    Plan - Form S-8

  333-107868        Goodrich Corporation Savings Plan for                         August 12, 2003
                    Rohr Employees - Form S-8

  333-109247        Goodrich Corporation Directors' Deferred                      September 29, 2003
                    Compensation Plan - Form S-8


                                                           /s/ ERNST & YOUNG LLP

Charlotte, North Carolina
November 7, 2003